Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 24, 2011 by and among CubeSmart, a Maryland real estate investment trust (the “Company”), and Wells Fargo Investment Holdings, LLC (“WFIH”).

WHEREAS, the Company, CubeSmart, L.P., a Delaware limited partnership (the “Partnership”), and WFIH are parties to a Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), pursuant to which the Company is obligated to file a Registration Statement (as defined herein), registering the offer and sale of up to 8,000,000 Series B Cumulative Redeemable Preferred Shares (Liquidation Preference $25.00 per share) par value $.01 per share (the “Shares”) that may be purchased by WFIH pursuant to the Purchase Agreement and any securities issued by the Company in exchange for such Shares (the “Exchange Securities”), with the Securities and Exchange Commission (the “Commission”) within two hundred seventy (270) calendar days following the earlier of (i) the Closing Date (as defined in the Purchase Agreement) or (ii) January 1, 2012 and to use its commercially reasonable efforts to have such Registration Statement declared effective not later than ninety (90) calendar days following such filing;

WHEREAS, neither the Shares nor the Exchange Securities will be registered pursuant to the 1933 Act (as defined herein) when issued to WFIH pursuant to the Purchase Agreement; and

WHEREAS, the Company and WFIH desire to enter into this Agreement to supplement and further define the registration rights set forth in the Purchase Agreement (the “Registration Rights”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Company and WFIH agree as follows:

1.                                      Definitions. The following capitalized terms used herein have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Affiliate” means any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, “control” of any Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Board” means the board of trustees of the Company.

“Business Day” means each day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” is defined in the recitals of this Agreement.

“Company” is defined in the preamble to this Agreement.

“Exchange Securities” is defined in the recitals of this Agreement.

“Holder” means (a) WFIH in its capacity as a holder of record of Registrable Securities, and (b) any permissible direct or indirect transferee of such Registrable Securities from such person. For purposes of this Agreement, the Company may deem and treat any registered holder of Registrable Securities as a Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Losses” is defined in Section 4.1.

“Majority-in-Interest” means Holders of more than 50% of the Registrable Securities.

“Partnership” is defined in the recitals of this Agreement.

“Person” means an individual or a real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Prospectus” means the prospectus or prospectuses included in the Registration Statement (including without limitation, any “free writing prospectus” (as defined in Rule 405 under the 1933 Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the 1933 Act and any term sheet filed pursuant to Rule 434 under the 1933 Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” is defined in the recitals of this Agreement.

“Registrable Securities” means, at any time, the Shares and any Exchange Securities, and any additional securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and any securities issuable upon conversion, exercise or exchange thereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which the Registration Statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with the Registration Statement; (b) the date on which such securities shall have ceased to be outstanding; and (c) the date on which such securities have been transferred in a transaction in which a Holder’s rights under this Agreement are not assigned by the Holder to the transferee of the securities.

“Registration Rights” is defined in the recitals of this Agreement.

“Registration Statement” is defined in Section 2.1.A.

“Registration Statement Filing Deadline” shall mean the date that is 270 calendar days following the earlier of (i) the Closing Date (as defined in the Purchase Agreement) and (ii) January 1, 2012.

“Shares” is defined in the recitals of this Agreement

“Underwritten Offering” means an offering of the Shares or Exchange Securities to the public through one or more underwriters.

“WFIH” is defined in the preamble of this Agreement.

2.                                      Registration Rights.

2.1                                 Resale Shelf Registration.

A.                                        Shelf Registration Requirement. The Company shall, at its own expense, as soon as practicable, but in any event by the Registration Statement Filing Deadline, file a “shelf” registration statement with respect to the resale of all Registrable Securities by a Holder on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act or any successor thereof (the “Registration Statement”) and permitting registration of such Registrable Securities for resale by such Holder in accordance with the methods of distribution elected by the Holder pursuant to the questionnaire referred to in Section 2.1.B below and set forth in the Registration Statement. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission within ninety (90) days after the filing thereof, or as soon as practicable thereafter (if it is not an automatic shelf Registration Statement). If the Registration Statement is declared effective, the Company shall use its commercially reasonable efforts, subject to Section 2.2, to keep such Registration Statement continuously effective until all Shares and any Exchange Securities covered by the Registration Statement are no longer Registrable Securities, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Registration Statement or by the 1933 Act, the 1934 Act, any state securities or blue sky laws or any rules and regulations thereunder.

B.                                          Inclusion in Registration Statement. The Company shall give written notice to each Holder at least twenty (20) Business Days prior to the anticipated filing date of the Registration Statement, which notice shall include a questionnaire seeking information from each Holder deemed necessary or advisable by the Company or its counsel in order to file the Registration Statement. At the time the Registration Statement is declared effective (or becomes effective, if the Registration Statement is an automatic shelf Registration Statement), each Holder, if it has delivered to the Company a duly completed and executed questionnaire, on or prior to the date which is five (5) Business Days prior to such time of effectiveness shall be named as a selling shareholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

2.2                                 Suspension of Use of the Registration Statement.

A.                                   Suspension Periods. Upon prior written notice to the Holders, the Company may suspend the use of a Registration Statement pursuant to this Section 2.2.A on up to two (2) occasions during any period of twelve (12) consecutive months for a reasonable time specified in the notice but not exceeding ninety (90) days in the aggregate during any such twelve (12) month period if (a) the Board determines in good faith that permitting sales under a Registration Statement would materially and adversely affect an underwritten primary offering of the Company’s equity securities that the Company is actively pursuing, provided, however, all or a portion of the net proceeds of any such offering will be used by the Company to redeem any then-outstanding Shares or Exchange Securities; or (b) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements.

B.                                     Filing of Reports. If all reports required to be filed by the Company pursuant to the 1934 Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

3.                                      Registration Procedures.

3.1                                 Filings. In connection with the filing of the Registration Statement as contemplated by the Purchase Agreement and this Agreement, the paragraphs below shall be applicable:

A.                                   Filing of Registration Statement. The Company shall (a) prepare and file with the Commission the Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, which shall comply as to form with the requirements of the applicable form, (b) use its commercially reasonable efforts to cause the Registration Statement to be declared (if it is not an automatic shelf Registration Statement) and remain effective for the period required by Section 3.1.C, (c) not take any action that would cause the Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that the Registration Statement is required to be effective and usable, (d) use its commercially reasonable efforts to cause the Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement to comply in all material respects with any requirements of the 1933 Act and (e) cause the Registration Statement and the related Prospectus and any amendment or supplement thereto not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the period that the Registration Statement is required to be effective and usable.

B.                                     Copies. The Company shall, upon request, prior to filing the Registration Statement or Prospectus in respect of Registrable Securities, or any amendment or supplement thereto, furnish without charge to the Holders included in such registration copies of the Registration Statement as proposed to be filed, each amendment and supplement to the Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in the Registration Statement and such other documents as the Holders included in the Registration Statement may reasonably request. Following the filing of the Registration Statement, the Company shall furnish to each Holder included in such registration (in each case in an electronic format, unless otherwise required by applicable law), upon request, a copy of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in the Registration Statement and such other documents as the Holders of Registrable Securities included in the Registration Statement may reasonably request in order to facilitate the disposition of the

Registrable Securities owned by such Holders. Each Holder included in the Registration Statement shall have the right to request in writing that the Company modify any information contained in the Registration Statement, amendment and supplement thereto pertaining solely to such Holder in order to ensure that the Registration Statement complies with the 1933 Act and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

C.                                     Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities covered by the Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in the Registration Statement or such securities cease to be Registrable Securities.

D.                                    Notification. After the filing of the Registration Statement, the Company shall promptly, and in no event more than three (3) Business Days after such filing, notify each Holder of such filing, and shall further promptly notify each Holder of the occurrence, and in no event more than three (3) Business Days after such occurrence, of any of the following and, if requested by a Holder, confirm such notification in writing to such Holder: (1) when the Registration Statement becomes effective; (2) when any post-effective amendment to the Registration Statement becomes effective; (3) the issuance by the Commission of any stop order; and (4) any request by the Commission for any amendment or supplement to the Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders included in the Registration Statement any such supplement or amendment; except that before filing with the Commission any amendment or supplement thereto, the Company shall furnish to each Holder copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any amendment or supplement thereto to which a Holder shall reasonably object. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness or qualification of the Registration Statement or suspending or preventing the use of any related Prospectus at the earliest possible time.

E.                                           Securities Laws Compliance in Other Jurisdictions. The Company shall (a) register or qualify the Registrable Securities covered by the Registration

Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders included in the Registration Statement (in light of their intended plan of distribution) may reasonably request and (b) take such action as reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders included in the Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction.

F.                                           Listing. To the extent any Registrable Securities are not then listed on an exchange, the Company shall use its commercially reasonable efforts to cause all Registrable Securities included in the Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2                                 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.D(3) and (4), each Holder included in the Registration Statement shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended Prospectus contemplated by Section 3.1.D(3) and (4) and, if so directed by the Company, each such Holder will destroy all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3                                 Registration Expenses. In addition to expenses payable by the Company pursuant to the Purchase Agreement, the Company shall pay the following costs and expenses incurred in connection with its registration obligations pursuant to Section 2 and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (a) all registration and filing fees; (b) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.F; (e) any Financial Industry Regulatory Authority, Inc. fees; and (f) fees and disbursements of counsel for the Company and fees and expenses for independent public accountants retained by the Company and any other accounting fees, charges and expenses incurred by the Company. Except as provided for in the Purchase Agreement, the Company shall have no obligation to pay any other costs or expenses with respect to the Registration Statement or the sale of Registrable Securities thereunder. The obligation of the Company to bear the expenses described in this Section 3.3 shall apply irrespective of whether the Registration Statement becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

3.4                                 Underwritten Offering. If at any time subsequent to the effectiveness of the Registration Statement any Holder elects to conduct an Underwritten Offering, the Company and the Partnership shall enter into customary agreements (including an underwriting agreement in form substantially similar to those previously entered into by the Company and the Partnership, on the one hand, and Wells Fargo Securities, LLC, on the other, and reasonably satisfactory to the Company, the Partnership and Wells Fargo Securities, LLC) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Shares or Exchange Securities through one or more underwriters (including, but not limited to, making representations, warranties and agreements (including indemnities) to the Holders and to any such underwriters in such form and scope as are customarily made by issuers to selling shareholders and underwriters, respectively, in underwritten public offerings of securities by selling shareholders and confirm the same in writing to the extent customary if an when requested). In addition, in the case of an Underwritten Offering, the Company shall (A) use its commercially reasonable efforts to furnish or cause to be furnished to the underwriters (i) an opinion of counsel for the Company and the Partnership, dated the date of execution of the underwriting agreement and the date of any closing under the underwriting agreement, reasonably satisfactory to the underwriters and (ii) a “comfort letter,” dated the date of execution of the underwriting agreement and the date of any closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s and the Partnership’s financial statements included in a Registration Statement and the related Prospectus, covering substantially the same matters with respect thereto and with respect to events subsequent to the date of such financial statements as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request and (B) make available for inspection by representatives of the Holders and the representatives of the underwriters participating in any Underwritten Offering and, any accounting firm retained by such Holders or such underwriters, during normal business hours and upon reasonable notice, all financial and other records, pertinent documents and properties of the Company and Partnership and cooperate with, and cause the respective executive officers and employees of the Company and the Partnership to supply all information reasonably requested by, such parties in connection with a Registration Statement and the related Prospectus and the due diligence review of the Company and the Partnership and the information contained or incorporated by reference in the Registration Statement; provided, however, neither the Company nor the Partnership shall be required to disclose any records, documents or information that the Company determines, in good faith, (1) would cause the Company or the Partnership to be in violation of U.S. federal or state securities laws or (2) to be confidential unless, in the case of clause (2), (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or the related Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such records, documents or information have been generally made available to the public.

3.5                                 Information. In connection with the filing of the Registration Statement, the Holders shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement in order to effect the registration of the Registrable Securities and in connection with the Company’s obligation to comply with federal and applicable state securities laws. If a Holder fails to provide such information after reasonably requested, the Company may omit such Holder’s Registrable Securities from the Registration Statement.

4.                                      Indemnification and Contribution.

4.1                                 Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder, and each of their respective officers, employees, Affiliates, trustees, directors, partners, members, attorneys and agents, and each Person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act) such Holder of Registrable Securities from and against any expenses, losses, judgments, claims, damages or liabilities (“Losses”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which the sale of such Registrable Securities was registered under the 1933 Act, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, including all documents incorporated therein by reference, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, including all documents incorporated therein by reference, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to any Holder to the extent that any such Loss (i) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus (including any preliminary Prospectus), or any such amendment thereof or supplement thereto, including all documents incorporated therein by reference, in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein, or (ii) results from such Holder’s breach of Section 3.2.

4.2                                 Indemnification by Holders of Registrable Securities. In connection with the Registration Statement in which a Holder is participating and as a condition to such participation, each Holder agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, and each of its officers, employees, Affiliates, trustees and agents, and each Person who controls the Company within the meaning of the 1933 Act, against any Losses, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, in each case, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. Each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of gross proceeds actually received by such Holder from sales of Registrable Securities giving rise to such obligations.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party and shall survive the transfer of such securities by any Holder.

4.3                                 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss or any action in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants or if such Indemnified Party or Parties determines in good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party or Parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party or Parties shall not be entitled to assume such defense and the Indemnified Party or Parties shall be entitled to separate counsel at the Indemnifying Party’s or Parties’ expense. If an Indemnifying Party or Parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party or Parties will pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties (limited in each jurisdiction to one counsel for all Indemnified Parties under this Agreement). The Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties) to represent the Indemnified Party or Parties and their respective controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party or Parties against the Indemnifying Party or Parties, with the fees and expenses of such counsel to be paid by such Indemnifying Party. No Indemnifying Party shall, without the prior written consent of any Indemnified Party or Parties, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party or Parties are or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement (1) includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding, (2) does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnified Party, and (3) does not provide for any action on the part of any party other than the payment of money damages, which is to be paid in full by the Indemnifying Party, or the refraining from taking any action of the party of the Indemnified Party where such action is otherwise legally permissible.

4.4                                 Contribution.

A.                              If the indemnification provided for in this Section 4 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party or Parties, shall contribute to the amount paid or payable by such Indemnified Party or Parties as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

B.                                The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.A.

C.                                The amount paid or payable by an Indemnifying Party as a result of any Loss shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount by which the gross proceeds actually received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

D.                                    The indemnity and contribution agreements contained in this Section 4 are in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties hereunder, under applicable law or at equity, and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or any officer, employee, Affiliate, trustee, director, partner, member, attorney, agent or controlling person of such Indemnified Party and shall survive the transfer of Registrable Securities.

E.                                      Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.                                      Rule 144. At such times as the Company is obligated to file reports in compliance with either Section 13 or 15(d) of the 1934 Act, the Company covenants that it shall timely file any reports required to be filed by it under the 1934 Act to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the 1933 Act in reliance on the exemption provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission. In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the 1933 Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any 1933 Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as such Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities.

6.                                      Miscellaneous.

6.1                                 Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part except to a successor-in-interest of the Company. This Agreement and the rights, duties and obligations of the Holders hereunder may be assigned by a Holder in conjunction with and to the extent of any transfer of Registrable Securities to any Person; provided, however, that no such transfer shall be binding upon or obligate the Company to any such assignee, and no such assignee shall be deemed a Holder hereunder, unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

6.2                                 No Third Party Beneficiaries. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and Section 6.1.

6.3                                 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telex or facsimile, email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telex, facsimile or email; provided, however, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable overnight courier service with an order for next-day delivery.

To the Company:

CubeSmart

460 E. Swedesford Road

Suite 3000

Wayne, Pennsylvania 19087

Attention: Chief Legal Officer

Telephone: (610) 293-5700

Telecopy: (610) 293-5720.

with a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, PA 19103

Attention: Michael Friedman

Telephone: (215) 981-4563

Telecopy: (215) 981-4750.

To the Holders:

Wells Fargo Investment Holdings, LLC

301 S. College Street

Charlotte, North Carolina 28288

Attention: Transaction Management

Telephone: (704) 715-0541

Email: TMGCapitalMarkets@wellsfargo.com

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Lesley Solomon

Telephone (404) 881-7000

Telecopy: (404) 253-8384

6.4                                 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5                                 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, and all of which taken together shall constitute one and the same instrument.

6.6                                 Entire Agreement. This Agreement and the Purchase Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions among the parties, whether oral or written.

6.7                                 Modifications and Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of a Majority-In-Interest at such time.

6.8                                 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9                                 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10                           Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11                           Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

6.12                           Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

6.13                           Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, without the requirement of proving actual damages or posting a bond.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

COMPANY:

CUBESMART

By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

HOLDER:

WELLS FARGO INVESTMENT HOLDINGS, LLC

By:	/s/ Teresa Hee
	Name:	Teresa Hee
	Title:	Managing Director